                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

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        14a-6(e)(2))

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[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-12

                           COSINE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

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(2)     Aggregate number of securities to which transaction applies:

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(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]     Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

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

                                 [COSINE LOGO]

                          COSINE COMMUNICATIONS, INC.
                              3200 BRIDGE PARKWAY
                         REDWOOD CITY, CALIFORNIA 94065

                                                                     May 1, 2001

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of CoSine Communications, Inc. to be held at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California 94404, on Monday, June 18, 2001, at 10:00 A.M. Pacific Time. Registration will begin at 9:00 A.M.

     I believe that the annual meeting provides an excellent opportunity for stockholders to become better acquainted with CoSine and its directors and officers. I hope that you will be able to attend.

     Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation.

                                          Sincerely,

                                  /s/ Dean E.G. Hamilton
                                          Dean E.G. Hamilton
                                          Chairman of the Board,
                                          President, and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 18, 2001

To the Stockholders of CoSine Communications, Inc.

     The annual meeting of stockholders of CoSine Communications, Inc., a Delaware corporation, will be held on Monday, June 18, 2001, at 10:00 A.M., at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California 94404, for the following purposes:

     1. To elect a director to the board of directors for the ensuing year.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors.

     3. To transact such other business as may properly come before the meeting and at any adjournment or postponement of the meeting.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on April 27, 2001, the record date fixed by the board of directors, are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                      /s/ Jill A. Bresnahan
                                          Jill A. Bresnahan
                                          Secretary

Redwood City, California
May 1, 2001

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of CoSine Communications, Inc. ("CoSine" or the "Company") for use at the annual meeting of stockholders to be held on June 18, 2001, and at any adjournment thereof (the "Annual Meeting"). The Company expects to mail this proxy statement and the enclosed proxy card to stockholders on or about May 1, 2001.

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. The Company has retained Mellon Investor Services to assist in the solicitation of proxies from nominees and brokers at an estimated fee of $5,000 plus related out-of-pocket expenses. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names.

     All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy card. Where no instructions are given, shares will be voted FOR the election of the named nominee for director, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

     A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote in person at the meeting or by delivering to Jill A. Bresnahan, Secretary of CoSine, either an instrument of revocation or an executed proxy card bearing a later date.

                               VOTING SECURITIES

     Holders of record of CoSine's Common Stock ("Common Stock"), at the close of business on April 27, 2001, will be entitled to vote at the Annual Meeting. On that date, 103,974,113 shares of Common Stock were issued and outstanding. The Common Stock does not have cumulative voting rights.

     Each share of Common Stock is entitled to one vote on every matter submitted to the stockholders at the Annual Meeting.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope.

                                   PROPOSAL 1

                          ELECTION OF CLASS I DIRECTOR

     Our board of directors consists of five members. Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, so that a portion of our board of directors will be elected each year. The term of the Class I director expires at the 2001 annual meeting. The term of the Class II directors will expire at the 2002 annual meeting. The term of the Class III directors will expire at the 2003 annual meeting. All directors are elected for three-year terms.

     Mr. Spreng is the only Class I director. Messrs. Hamilton and Abbe are the Class II directors. Messrs. Green and Cerf are the Class III directors. This classification of the board of directors may delay or prevent a change in control of the Company or its management.

     There are no family relationships among any of our directors, officers or key employees.

     Mr. Spreng is the only director nominee for election at the 2001 annual meeting. He was elected to the board of directors in December 1998. He has been nominated by management for election by the stockholders of the Company. If elected at the 2001 annual meeting, Mr. Spreng will serve until the 2004 annual meeting and until his successor is elected and qualified.

     Under Delaware law, if a quorum of the holders of Common Stock is present at the Annual Meeting, the director nominee who receives the greatest number of votes cast will be elected director. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominee listed below. If the nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for a substitute nominee designated by the board of directors.

NOMINEE FOR A THREE-YEAR TERM EXPIRING IN 2004

     Background information on the nominee as of April 1, 2001 appears below:

     R. David Spreng. Mr. Spreng, 39, has served as a director of CoSine since December 1998. Mr. Spreng has served as the managing general partner of Crescendo Venture Management, LLC since September 1998. Mr. Spreng served as president of IAI Ventures, Inc. from March 1996 to September 1998 and served in various capacities at Investment Advisers, Inc. since 1989. Mr. Spreng is also a director of Allied Riser Communications Corporation, a broadband communications services provider; Oplink Communications, Inc., a designer, developer and manufacturer of fiber optic components; and Tut Systems, Inc., a developer of multi-service broadband access systems. Mr. Spreng holds a B.S. in finance and accounting from the University of Minnesota.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. SPRENG AS DIRECTOR.

     The Company's other four directors are not up for election at the 2001 Annual Meeting. Background information on these directors as of April 1, 2001 appears below:

CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

     Dean E.G. Hamilton. Mr. Hamilton, 38, has served as president and chief executive officer, and has been a director of CoSine, since founding CoSine in April 1997. From August 1996 to November 1997, Mr. Hamilton was the general manager of the carrier signaling infrastructure business unit at Ascend Communications, Inc., a telecommunications company. From April 1995 to August 1996, Mr. Hamilton was co-founder, chief executive officer, and president of Subspace Communications, a telecommunications company, which was acquired by Ascend.

     Charles J. Abbe. Mr. Abbe, 60, has served as a director of CoSine since June 2000. Mr. Abbe has served as president and chief operating officer of JDS Uniphase Corporation, a designer, developer and manufacturer of fiber optic products, since April 2000, following the merger of Optical Coating Laboratory, Inc. with JDS Uniphase in February of the same year. Mr. Abbe served as Optical Coating Laboratory's president and chief executive officer from April 1998 to March 2000, as its president from November 1997 to April 1998 and as its vice president and general manager for North America and Asia from April 1996 to November 1997. From 1991 to 1996, Mr. Abbe held various positions with Raychem Corporation, a materials science company, including vice president of strategic planning, vice president and general manager of wire and cable, and senior vice president, electronics sector. Mr. Abbe is also a director of True Time Inc., a designer and manufacturer of precision time and frequency products. Mr. Abbe holds a B.S. and an M.S. in chemical engineering from Cornell University and an M.B.A. from Stanford University.

CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

     Vinton G. Cerf. Dr. Cerf, 57, has served as a director of CoSine since April 2000. Dr. Cerf has served as the senior vice president for internet architecture and technology for WorldCom Corporation, a telecommunications company, since September 1998. From January 1996 to September 1998, Dr. Cerf was the senior vice president for internet architecture and engineering at MCI Communications Corporation, a telecommunications company. Dr. Cerf was senior vice president for data architecture at MCI Telecommunications Corporation, a telecommunications company, from February 1994 to December 1995. Dr. Cerf is also a director of Avanex Corporation, a supplier of fiber optic-based products, and Nuance Communications, Inc., a speech recognition software company, and is chairman of the board of the Internet Corporation for Assigned Names and Numbers (ICANN). Dr. Cerf holds a B.S. in mathematics from Stanford University and M.S. and Ph.D. degrees in computer science from the University of California, Los Angeles. Dr. Cerf is a recipient of the U.S. National Medal of Technology and the Charles Stark Draper Award from the U.S. National Academy of Engineering.

     Donald Green. Mr. Green, 69, has served as a director of CoSine since June 1999. Mr. Green was a co-founder of Advanced Fibre Communications, Inc., a provider of multi-service access solutions for the telecommunications industry, and has served as its chairman of the board since May 1999, and served as chief executive officer from May 1992 to May 1999. Mr. Green is also a director of TCSI Corporation, a software company. Mr. Green holds a higher national certificate in electrical engineering from Willesdon Technical College.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors of the Company, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the Company's consolidated financial statements for the fiscal year ending December 31, 2001 and to render other professional services as required.

     The board of directors is submitting the appointment of Ernst & Young LLP to stockholders for ratification.

     Ernst & Young has served as independent auditors to the Company since 1999. Representatives of Ernst & Young will be present at the Annual Meeting and are expected to be available to respond to questions.

     Aggregate fees for professional services rendered by Ernst & Young LLP during 2000 were as follows:

Audit services...................................  $  265,000
Other services:
  Audit-related services.........................     989,000
  Tax services...................................      91,000
  Tax-related services...........................     129,000
                                                   ----------
     Total other services........................   1,209,000
                                                   ----------
Total............................................  $1,474,000
                                                   ==========

     Proposal 2 requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                       BOARD OF DIRECTORS AND COMMITTEES

     The board of directors currently has an Audit Committee and a Compensation Committee. There is currently no Nominating Committee. There were 17 meetings of the board of directors during the fiscal year ended December 31, 2000. Each director attended at least 75 percent of the total number of meetings of the board of directors and committees on which he served.

     The Audit Committee is currently composed of Messrs. Abbe, Green and Spreng. The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by our independent accountants, makes recommendations to the board of directors about selection of and services provided by independent accountants, reviews with the independent accountants the scope and results of their annual examination of the Company's consolidated financial statements, and performs the other functions specified in the Audit Committee Charter. The Audit Committee met two times during the fiscal year ended December 31, 2000.

     The Compensation Committee is currently composed of Messrs. Abbe, Green and Spreng. The Compensation Committee reviews and recommends to the board of directors the salaries, incentive compensation and benefits of the Company's officers and employees, including stock compensation and loans, and administers the Company's stock plans and employee benefit plans. The Compensation Committee met 13 times during the fiscal year ended December 31, 2000.

                             DIRECTOR COMPENSATION

     Each non-employee director receives $1,000 for attending a board meeting in person, $500 for attending a committee meeting in person, and $250 for attending a board or committee meeting by telephone. We do not compensate directors for committee meetings held together with a board meeting. We reimburse directors for travel and other expenses incurred in attending board and committee meetings.

     Each non-employee director who is first appointed or elected after September 26, 2000 (the date of our initial public offering) will automatically receive under our 2000 Director Option Plan an option to acquire 80,000 shares of Common Stock. These initial options will vest in four equal annual installments. Under the 2000 Director Option Plan, each non-employee director in office for at least six months before each annual meeting of stockholders will receive an additional option to acquire 20,000 shares of Common Stock. These options will vest on the fourth anniversary of the date of grant. We may also grant directors options or restricted stock under our 2000 Stock Plan. Directors who are our employees are eligible to participate in our 2000 Employee Stock Purchase Plan. Non-employee directors have received option grants as listed in the table below. All of these options vest over four years from the date of grant.

                                                                            EXERCISE    NUMBER OF
                      DIRECTOR NAME                        DATE OF GRANT     PRICE        SHARES
                      -------------                        -------------    --------    ----------
Donald Green.............................................     July 1999      $0.545      160,476
Vinton G. Cerf...........................................    April 2000      $ 9.50       80,000
Charles J. Abbe..........................................   August 2000      $12.00       80,000

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 2001, unless otherwise noted, by: (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock; (ii) each director of the Company; (iii) the Company's Chairman, President and Chief Executive Officer; (iv) each of the Company's four most highly compensated executive officers other than its Chief Executive Officer who were serving as officers of the Company at the end of the fiscal year ended December 31, 2000 and whose salary and bonus for fiscal year 2000 exceeded $100,000 (the individuals specified in subsections (iii) and (iv) hereof are referred to herein as the "Named Executive Officers"); and (v) all directors and current executive officers of the Company as a group.

                                                               SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(2)
                                                              ------------------------
                                                                            PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)               NUMBER        CLASS
          ---------------------------------------             ----------    ----------
5% Stockholders
Crescendo Ventures(3).......................................   8,694,250        8.4%
  800 LaSalle Avenue, Suite 2250
  Minneapolis, MN 55402
Norwest Venture Partners VII, LP(4).........................   5,760,408        5.6%
  3600 IDS Center
  80 South Eighth Street
  Minneapolis, MN 55402
Worldview
  James Wei/Micheal Orsak/Susumu Tanaka(5)..................   7,085,003        6.8%
     435 Tasso Street, Suite 120
     Palo Alto, CA 94301
Directors and Named Executive Officers
Dean E.G. Hamilton, Chairman, President and Chief Executive
  Officer(6)................................................   4,700,000        4.5%
Charles J. Abbe, Director(7)................................      82,000          *
Vinton G. Cerf, Director(8).................................      84,500          *
Craig B. Collins, Executive Vice President and Chief
  Financial Officer(9)......................................     850,000          *
Bill Ferone, Executive Vice President, Worldwide Field
  Operations(10)............................................     405,000          *
Steve Goggiano, Executive Vice President and Chief Operating
  Officer(11)...............................................     900,000          *
Donald Green, Director(12)..................................     303,129          *
Michael Nielsen, Senior Vice President, Engineering(13).....     500,000          *
R. David Spreng, Director(3)................................   8,694,250        8.4%
All directors and current executive officers as a group (10
  persons)(14)..............................................  16,675,880       16.1%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the address for each listed stockholder is c/o CoSine Communications, Inc., 3200 Bridge Parkway, Redwood City, CA 94065. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

 (2) For figures related to holdings of Common Stock, applicable percentage ownership is based on 103,488,608 shares of Common Stock outstanding as of April 1, 2001, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of Common Stock subject to options or warrants that are presently exercisable or exercisable within 60 days of April 1, 2001 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

 (3) Of the 8,694,250 shares, 2,250 are directly owned by R. David Spreng, a director of CoSine; 1,525,867 are directly owned by Crescendo World Fund, LLC; 139,217 are directly owned by Crescendo III, GbR; 200,590 are directly owned by Crescendo III Executive Fund, LP; 6,753,255 are directly owned by Crescendo III, LP; and 73,071 are directly owned by Eagle Ventures WF, LLC. The sole general partner of Crescendo World Fund, LLC is Crescendo Ventures World Fund, LLC. The sole general partner of Crescendo III, LP and Crescendo III Executive Fund, LP is Crescendo Ventures III, LLC. The general partners of Crescendo III, GbR are Crescendo Ventures III, LLC and Verbier Ventures, LLC. Mr. Spreng is a managing member of Crescendo Ventures World Fund, LLC, Crescendo Ventures III, LLC, Eagle Ventures WF, LLC and Verbier Ventures, LLC. Mr. Spreng disclaims beneficial ownership of the shares held by Crescendo World Fund, LLC, Crescendo III, GbR, Crescendo III Executive Fund, LP, Crescendo III, LP and Eagle Ventures WF, LLC, except to the extent of his pecuniary interest in the shares. The information in this footnote is based upon the Schedule 13G dated February 9, 2001 filed on behalf of Mr. Spreng and each of the entities named above in this footnote.

 (4) Such information is based upon the stockholder's January 30, 2001 Schedule 13G filing. Itasca VC Partners VII, LLP ("Itasca VII") was deemed to indirectly own 5,760,408 shares by virtue of its status as the general partner of Norwest Venture Partners VII, LP ("NVP VII"). Promod Haque was deemed to own 5,760,408 shares by virtue of his position as a managing general partner of Itasca VII. George J. Still, Jr. was deemed to own 5,760,408 shares by virtue of his position as a managing general partner of Itasca VII. John P. Whaley was deemed to own 5,760,408 shares by virtue of his position as the managing administrative partner of Itasca VII and NVP VII.

 (5) Such information is based upon the stockholder's February 14, 2001 Schedule 13G filing. Of the 7,085,003 shares, 4,800,492 were directly owned by Worldview Technology Partners I, L.P. ("WVTP I"); 1,871,016 were directly owned by Worldview Technology International I, L.P. ("WVTI I"); and 413,495 were directly owned by Worldview Strategic Partners I, L.P. ("WVSP I"). Worldview Capital I, L.P. ("WVC I"), the general partner of WVTP I, WVTI I and WVSP I, Worldview Equity I, L.L.C. ("WVE I"), the general partner of WVC I, and James Wei, Michael Orsak and Susumu Tanaka, the members of WVE I, may be deemed to have shared power to vote these shares.

 (6) Of the 4,700,000 shares, 4,375,000 shares are directly owned by Mr. Hamilton and 325,000 shares are indirectly owned by him. Of the 4,375,000 shares directly owned, 206,251 shares were acquired pursuant to the exercise of stock options, but remain unvested and subject to certain restrictions, including restrictions on transfer and a right of repurchase on the part of the Company in the event of forfeiture; and 400,000 shares are subject to an outstanding option that is currently exercisable. Of these 400,000 shares, 200,000 shares remain unvested as of April 1, 2001. To the extent the option is exercised prior to vesting, these shares would be subject to certain restrictions as described above. Of the 325,000 shares indirectly owned, 150,000 are owned directly by the Dean Hamilton Annuity Trust U/I dated May 4, 2000 and indirectly by Mr. Hamilton as trustee of the Trust; 150,000 are owned directly by the Rosa Maria Hamilton Annuity Trust U/I dated May 4, 2000 and indirectly by Mr. Hamilton as trustee; 10,000 are owned directly by the Hamilton Alvarado Education Trust U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee; 5,000 are owned directly by the Daphne Wheeler Trust -- 2000 U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee; 5,000 are owned by the Hewley Hamilton Trust -- 2000 U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee; and 5,000 are owned directly by the Jesus and Herlinda Alvarado Trust -- 2000 U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee. Mr. Hamilton disclaims beneficial ownership of the shares not owned directly by him, except to the extent of his pecuniary interest in the shares.

 (7) Of the 82,000 shares, 18,334 shares were acquired pursuant to the exercise of a stock option, but remain unvested and subject to certain restrictions. An additional 50,000 shares are subject to an outstanding option that is unvested, but currently exercisable. To the extent the option is exercised prior to vesting, these shares would be subject to certain restrictions.

 (8) Of the 84,500 shares, 80,000 shares are subject to an outstanding option that is unvested, but currently exercisable. To the extent the option is exercised prior to vesting, these shares would be subject to certain restrictions.

 (9) Of the 850,000 shares, 320,000 shares were acquired pursuant to the exercise of a stock option, but remain unvested and subject to certain restrictions. The remaining 530,000 shares are subject to an outstanding option that is unvested, but currently exercisable. To the extent the option is exercised prior to vesting, these shares would be subject to certain restrictions.

(10) Of the 405,000 shares, 77,496 shares were acquired pursuant to the exercise of a stock option, but remain unvested and subject to certain restrictions. An additional 171,775 shares are subject to an outstanding option that is unvested, but currently exercisable. To the extent the option is exercised prior to vesting, these shares would be subject to certain restrictions.

(11) Of the 900,000 shares, 300,000 shares were acquired pursuant to the exercise of a stock option, but remain unvested and subject to certain restrictions. An additional 300,000 shares are subject to an outstanding option that is unvested, but currently exercisable. To the extent the option is exercised prior to vesting, these shares would be subject to certain restrictions.

(12) Of the 303,129 shares, 93,611 shares were acquired pursuant to the exercise of a stock option, but remain unvested and subject to certain restrictions. An additional 142,653 shares are owned directly by Green Venture Capital II, L.P. and indirectly by Mr. Green as the general partner of Green Venture Capital II, L.P. Mr. Green disclaims beneficial ownership of the shares owned directly by Green Venture Capital II, L.P., except to the extent of his pecuniary interest in the shares.

(13) Of the 500,000 shares, 322,918 shares were acquired pursuant to the exercise of a stock option, but remain unvested and subject to certain restrictions.

(14) Of the 16,675,880 shares, 8,694,250 are owned by Crescendo Ventures as explained in footnote 3 above and an additional 2,801,635 are restricted shares held by directors and executive officers. Of these 2,801,635 restricted shares, 1,338,610 are shares subject to exercised but unvested stock options, and 1,463,025 are shares subject to exercisable but unvested stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during each of the fiscal years ended December 31, 2000 and 1999, respectively, by each of the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                     ANNUAL          ------------
                                                                  COMPENSATION        SECURITIES
                                                               ------------------     UNDERLYING
                                                     FISCAL    SALARY      BONUS       OPTIONS
            NAME AND PRINCIPAL POSITION               YEAR       ($)        ($)         (#)(1)
            ---------------------------              ------    -------    -------    ------------
Dean E.G. Hamilton.................................   2000     190,351    195,000(2)   300,000
  President and Chief Executive Officer               1999     160,356         --      400,000
Craig B. Collins...................................   2000     200,209     50,000(4)   850,000
  Executive Vice President and Chief Financial
  Officer(3)                                          1999          --         --           --
Bill Ferone........................................   2000     198,519    147,500      100,000
  Executive Vice President, Worldwide Field           1999      87,407         --      415,000
  Operations(5)
Steve Goggiano.....................................   2000     276,226     60,000      100,000
  Executive Vice President and Chief Operating        1999      23,077         --      900,000
  Officer(6)
Michael Nielsen....................................   2000     214,242     53,152      100,000
  Senior Vice President, Engineering(7)               1999      41,133         --      500,000

---------------
(1) The options shown in the table vest with respect to 25% of the total number of shares on the first anniversary of the vesting commencement date. Thereafter, the remaining shares vest monthly over the following 36 months at the rate of 1/36 of such remaining shares per month. All options granted under the 1997 Stock Plan are exercisable at any time after the date of grant. To the extent these options are exercised prior to vesting, the exercised shares are subject to certain restrictions, including restrictions on transfer and a right of repurchase on the part of the Company in the event of forfeiture. As of December 31, 2000, the number of restricted shares held by each of the Named Executive Officers as a result of exercise of unvested options is as follows: Dean E.G. Hamilton -- 300,000; Craig B. Collins -- 320,000; Bill Ferone -- 103,434; Steve Goggiano -- 356,250; Michael Nielsen -- 354,168.

(2) Includes $100,000 bonus accrued in the fourth quarter of fiscal year 2000, but payment of which was deferred until 2001.

(3) Mr. Collins began employment with the Company in May 2000.

(4) Includes $50,000 bonus accrued in the fourth quarter of fiscal year 2000, but payment of which was deferred until 2001.

(5) Mr. Ferone began employment with the Company in July 1999.

(6) Mr. Goggiano began employment with the Company in November 1999.

(7) Mr. Nielsen began employment with the Company in October 1999.

STOCK OPTION GRANTS

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                          ----------------------------------------------------------     VALUES AT ASSUMED
                            NUMBER OF        PERCENT OF                                ANNUAL RATES OF STOCK
                            SECURITIES     TOTAL OPTIONS                                 PRICE APPRECIATION
                            UNDERLYING       GRANTED TO      EXERCISE                   FOR OPTIONS TERM(1)
                             OPTIONS        EMPLOYEES IN     PRICE PER    EXPIRATION   ----------------------
                          GRANTED (#)(2)   FISCAL 2000(3)   SHARE($)(4)      DATE        5%($)       10%($)
                          --------------   --------------   -----------   ----------   ---------   ----------
Dean E.G. Hamilton(5)...     300,000            2.00%          4.00       02/02/2010     754,674    1,912,491
Craig B. Collins(5).....     850,000            5.69%          9.50       05/03/2010   5,078,324   12,869,470
Bill Ferone(6)..........     100,000            0.67%         15.9375     11/16/2010   1,002,301    2,540,027
Steve Goggiano(6).......     100,000            0.67%         15.9375     11/16/2010   1,002,301    2,540,027
Michael Nielsen(6)......     100,000            0.67%         15.9375     11/16/2010   1,002,301    2,540,027

---------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. The actual realizable value depends on the market value of the Common Stock on the exercise date. No gain to the optionee is possible without an increase in the price of the Common Stock. All assumed values are before taxes and do not include dividends.

(2) The options shown in the table vest with respect to 25% of the total number of shares on the first anniversary of the vesting commencement date. Thereafter, the remaining shares vest monthly over the following 36 months at the rate of 1/36 of such remaining shares per month. To the extent the options are exercised prior to vesting, the exercised shares are subject to certain restrictions, including restrictions on transfer and a right of repurchase on the part of the Company in the event of forfeiture.

(3) Based on options to acquire a total of 14,935,763 shares granted by the Company to all optionees during fiscal year 2000.

(4) Prior to the Company's initial public offering, options were granted at an exercise price equal to the fair value of the Company's Common Stock on the date of grant as determined in good faith by the board of directors. After the Company's initial public offering, options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant as reported on the Nasdaq National Market.

(5) These options were granted under the Company's 1997 Stock Plan and are exercisable in whole or in part at any time. To the extent the options are exercised prior to vesting, the exercised shares are subject to certain restrictions, including restrictions on transfer and a right of repurchase on the part of the Company in the event of forfeiture.

(6) These options were granted under the Company's 2000 Stock Plan and do not become exercisable until they vest.

OPTION EXERCISES AND FISCAL 2000 YEAR END VALUES

     The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2000 and stock options held as of December 31, 2000 by the Named Executive Officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                       OPTIONS AT DECEMBER 31,          IN-THE-MONEY OPTIONS
                           SHARES                               2000                  AT DECEMBER 31, 2000(2)
                         ACQUIRED OR      VALUE      ---------------------------   ------------------------------
                          EXERCISED    REALIZED(1)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                         -----------   -----------   -----------   -------------   --------------   -------------
                             (#)           ($)           (#)            (#)             ($)              ($)
Dean E.G. Hamilton.....    300,000        --           400,000         --             5,460,000             --
Craig B. Collins.......    320,000       800,000       530,000         --             2,318,750             --
Bill Ferone............     43,225       143,893       171,775        100,000         2,265,634             --(3)
Steve Goggiano.........    600,000        --           300,000        100,000         3,862,500             --(3)
Michael Nielsen........    500,000        --            --            100,000           --                  --(3)

---------------
(1) Based on the fair value of the underlying securities on the date of exercise minus the exercise price. Values are stated on a pre-tax basis.

(2) Based on the closing sales price of $13.8750 of the underlying securities as of December 29, 2000 as reported on the Nasdaq National Market minus the exercise price. Values are stated on a pre-tax basis.

(3) Exercise price exceeds the fair market value of the underlying shares as of December 31, 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal year 2000 were Donald Green, Glenn Hartman and R. David Spreng. During fiscal year 2000, the Compensation Committee was composed solely of non-employee directors. None of these persons is, or has been at any time since our incorporation, one of our officers or employees or an officer or employee of any of our subsidiaries. The foregoing statements also apply to the current members of the Compensation Committee.

     No executive officer of the Company, has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or Compensation Committee.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     The Compensation Committee of the board of directors (the "Committee"), subject to the approval of the board of directors, determines the compensation of the Company's five most highly compensated executive officers, including the Chief Executive Officer, and oversees the administration of executive compensation programs.

     Executive Compensation Policies and Programs. The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving both short-term and long-term strategic Company goals. The programs link each executive's compensation directly to individual and Company performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and the appreciation in value of the Common Stock.

     There are three basic components to the Company's "pay for performance" system: base pay; incentive bonus; and long-term, equity-based incentive compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees. In determining competitive compensation levels, the Company analyzes information from several independent surveys which include information regarding the general industry as well as other companies within the telecommunications industry. A comparison of the Company's financial performance with that of the companies and indices shown in the Performance Graph is only one of many factors considered by the Committee to determine executive compensation.

     Base Pay. Base pay is designed to be competitive (generally between the 50th and 75th percentiles) as compared to salary levels for equivalent executive positions at other companies within the telecommunications industry. An executive's actual salary within this competitive framework will vary based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, developing innovative products, strengthening market share and profitability, and expanding the markets for the Company's products). The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible. The Company's philosophy and practice is to place a relatively greater emphasis on the incentive components of compensation.

     Incentive Bonus. Each executive is eligible to receive a quarterly or annual cash bonus as determined by the Compensation Committee. The "target" level for that bonus, like the base salary level, is set with reference to Company-wide bonus programs, as well as competitive conditions. These target levels are intended to motivate the Company's executives by providing substantial bonus payments for the achievement of financial goals within the Company's business plan. An executive receives a percentage of his or her target bonus depending on the extent to which the Company achieves financial performance goals set by the Committee and the board, as measured by the Company's net income before taxes. Bonuses may exceed the target if the Company's performance exceeds the goal.

     Long-Term, Equity-Based Incentive Compensation. The long-term equity-based compensation program is tied directly to stockholder return. Under the current program, long-term incentive compensation consists of stock options and awards of restricted stock under the 2000 Stock Plan.

     Stock options are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the executive is rewarded only if the market price of the Common Stock appreciates. Since options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. Like base pay, the grant is set with regard to competitive considerations, and each executive's actual grant is based upon individual performance measured against the criteria described in the preceding paragraphs and the executive's potential for future contributions.

     Stock options and awards of restricted stock under the 2000 Stock Plan are designed to align the interests of the Company's executives with those of stockholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the stockholders' return. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

     Other Plans. The Company also maintains a 401(k) retirement plan, the 2000 Employee Stock Purchase Plan and the 2000 Director Option Plan.

     The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the plan and the investment earnings on the contributions are not taxable to the employees until withdrawn. If our plan qualifies under Section 401(k), our contributions will be deductible by us when made. Our employees may elect to reduce their current compensation by an amount up to the annual limit permitted by law, and to have those funds contributed to the plan. Although the Company is authorized to make matching contributions to the plan on behalf of all participants, we have not made any contributions as of the date of this proxy statement.

     The 2000 Employee Stock Purchase Plan ("ESPP") qualifies under the provisions of section 423 of the 1986 Internal Revenue Code of the United States. A total of 2,500,000 shares were initially reserved for issuance under the ESPP. Pursuant to the terms of the ESPP, the board of directors approved an increase in the number of shares reserved for issuance under the ESPP from 2,500,000 to 4,500,000 effective January 1, 2001. Employees may contribute to the ESPP, through payroll deductions, up to 10% of their compensation to purchase shares at a price equal to 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the offering period.

     A total of 400,000 shares of Common Stock have been reserved for issuance under the 2000 Director Option Plan ("Director Plan"). The Director Plan provides that each non-employee director first elected to CoSine's board of directors after the initial public offering will automatically receive an option to purchase 80,000 shares of Common Stock. These options will vest in four equal annual installments. The Director Plan also provides that each non-employee director who has been a member of the board of directors for at least six months before each annual meeting of stockholders will receive an automatic annual grant of options to acquire 20,000 shares of Common Stock. These options will vest on the fourth anniversary of the date of grant. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock at the date of grant and a term of 10 years.

     Annual Reviews. Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of stockholder value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs for the following year. In conducting the annual review, the Committee considers information provided by Human Resources staff and uses surveys and reports prepared by independent compensation consultants.

     Each year, the Committee, with the President and Human Resources staff, reviews the individual performance of each of the other four most highly compensated executive officers, and the President's recommendations with respect to the appropriate compensation levels and awards. The Committee sets performance and bonus targets, and makes stock option grants and restricted stock awards under the 2000 Stock Plan. The Committee makes recommendations to the board of directors for final approval of all other compensation matters. The Committee also reviews with the President and the Human Resources staff the financial and other strategic objectives, such as those identified above, for each of the Named Executive Officers for the following year.

     Chief Executive Officer. In reviewing Mr. Hamilton's performance, the Committee focused primarily on the Company's performance in fiscal year 2000. The Committee noted continued progress toward the achievement of various strategic objectives, such as revenue generation and infrastructure expansion. The Committee also considered the other factors and considerations described above. Based on these considerations, Mr. Hamilton received a bonus of $95,000. The Committee increased Mr. Hamilton's base salary for fiscal year 2001 by fifty percent to $300,000. Mr. Hamilton also received a stock option award for 300,000 shares of Common Stock in fiscal year 2000 based upon his performance and leadership with the Company.

                                          Members of the Compensation Committee

                                          Charles J. Abbe
                                          Donald Green
                                          R. David Spreng

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Performance Graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     The following graph demonstrates a comparison of cumulative total returns for CoSine's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Telecommunications Index during the period from September 26, 2000 (the date of the Company's initial public offering) to December 31, 2000. The graph assumes an investment of $100 on September 26, 2000 in each of the Company's Common Stock, and the stocks comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The Indices assume that all dividends were reinvested.

                 COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG COSINE COMMUNICATIONS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                              [PERFORMANCE GRAPH]

                                   Cumulative Total Return
                                  -------------------------
--------------------------------------------------------------------
                          9/26/00 9/30/00 10/31/00 11/30/00 12/31/00
--------------------------------------------------------------------
 COSINE COMMUNICATIONS,
  INC                     100.00  241.58   143.75   55.71    60.33
--------------------------------------------------------------------
 NASDAQ STOCK MARKET
  (U.S.)                  100.00   99.47    91.29   70.31    66.58
--------------------------------------------------------------------
 NASDAQ
  TELECOMMUNICATIONS      100.00  107.69    94.06   68.42    68.57
--------------------------------------------------------------------

* $100 INVESTED ON 9/26/00 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

     The Stock Performance shown on the Graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to future stock performance.

                         CHANGE OF CONTROL ARRANGEMENTS

     Some options awarded under our 1997 and 2000 Stock Plans provide that the options will become fully vested and fully exercisable if, anytime within 24 months following a change of control, the option holder's employment is terminated other than for cause or if a constructive termination of the option holder's employment occurs. Events constituting a constructive termination include a significant reduction in the option holder's duties, position or responsibilities without the option holder's prior written consent. Options containing these change of control provisions were granted to the Named Executive Officers and other employees.

                           INDEBTEDNESS OF MANAGEMENT

     Prior to the Company's initial public offering, all employees were allowed to pay the exercise price for their 1997 Stock Plan options with full recourse promissory notes secured by a pledge of the shares underlying the exercised options. The Company holds promissory notes from certain executive officers who elected to do so. The notes have annual rates of interest ranging from 6.09% to 6.77%. In December of 2000, the Compensation Committee approved the change of all outstanding promissory notes given by employees in connection with the exercise of options from full recourse to non-recourse. At December 31, 2000, the principal amounts, maturity dates, and annual rates of interest of the outstanding notes executed by executive officers were as follows:

                                                 PRINCIPAL
                                                   AMOUNT                            ANNUAL RATE
               EXECUTIVE OFFICER                 OF NOTE(S)      MATURITY DATE       OF INTEREST
               -----------------                 ----------    ------------------    -----------
Dean E.G. Hamilton.............................  $1,200,000     February 2, 2010        6.77%
  President and Chief Executive Officer
Craig B. Collins...............................  $3,040,000    September 14, 2010       6.09%
  Executive Vice President and Chief Financial
  Officer
Bill Ferone....................................  $   50,000     November 8, 2009        6.39%
  Executive Vice President,                      $   11,975      April 3, 2010          6.49%
  Worldwide Field Operations
Steve Goggiano.................................  $  600,000     February 1, 2010        6.77%
  Executive Vice President and Chief Operating
  Officer
Michael Nielsen................................  $  500,000     January 31, 2010        6.77%
  Senior Vice President, Engineering
Jill A. Bresnahan..............................  $  175,000      March 28, 2010         6.75%
  Vice President and General Counsel

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has:

     - Reviewed and discussed with management the audited financial statements for the year ended December 31, 2000.

     - Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

     - Received the written disclosures and the letter from the independent auditor regarding the auditor's independence as required by Independence Standards Board Standard No. 1, has discussed with the independent auditor the auditor's independence, and has considered whether the non-audit services provided by the independent auditor are compatible with maintaining its independence.

     - Based on the review and discussions above, recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     - Recommended to the board of directors that the Company retain Ernst & Young LLP as independent auditor during the current fiscal year.

     The board of directors has determined that the Audit Committee members are "independent" as defined in the National Association of Securities Dealers' listing standards. The board of directors has adopted a written charter for the Audit Committee, which is attached as Exhibit A to this proxy statement.

                                          MEMBERS OF THE AUDIT COMMITTEE

                                          Charles J. Abbe
                                          Donald Green
                                          R. David Spreng

                                 OTHER MATTERS

     As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

                             STOCKHOLDER PROPOSALS

     A proposal by a stockholder for inclusion in the Company's proxy statement and form of proxy for the 2002 annual meeting of stockholders must be received by Jill A. Bresnahan, Secretary of CoSine, at 3200 Bridge Parkway, Redwood City California 94065 on or before January 1, 2002 in order to be eligible for inclusion. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of stockholder proposals.

     A COPY OF COSINE'S 2000 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST TO: INVESTOR RELATIONS, COSINE COMMUNICATIONS, INC., 3200 BRIDGE PARKWAY, REDWOOD CITY, CALIFORNIA 94065.

                                          For the Board of Directors

                                      /s/ Jill A. Bresnahan
                                          Jill A. Bresnahan
                                          Secretary

                                                                       EXHIBIT A

                          COSINE COMMUNICATIONS, INC.

                            AUDIT COMMITTEE CHARTER

  Membership

     The Audit Committee will consist of at least three directors, none of whom are officers or employees of CoSine Communications, Inc. or its affiliates. Each of the members of the Audit Committee shall meet the independence and expertise rules of the Nasdaq's Independent Director and Audit Committee Requirements, per the criteria shown in Attachment A to this charter. The Board of Directors shall appoint the chair and the members of the Committee approximately annually.

  Meetings

     The Committee shall meet from time to time in conjunction with regular meetings of the Board of Directors, and at such other times determined by the Committee or the chair of the Committee.

  Allocation of Responsibilities

     Management is responsible for the Company's internal controls, quality of financial and accounting judgments and financial reporting process. The independent auditors are responsible to perform an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

  Audit Committee Responsibilities

     The Committee will:

          1. Select, evaluate and where appropriate, replace the Company's independent auditor, subject to appointment by the Board of Directors, with such appointment subject to ratification by the shareholders; and review and determine the terms of engagement with the independent auditor. The independent auditor shall be ultimately accountable to the Committee and the Board of Directors.

          2. Review fee arrangements with the independent auditor.

          3. Evaluate the independent auditor's independence. To do so, the Committee will ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company. In addition, the Committee will actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that may affect the objectivity and independence of the independent auditor, and will recommend that the Board of Directors take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

          4. Oversee the independent auditor's annual audits, as follows:

             a. Review with the independent auditor the scope and plan for the independent auditor's annual audit prior to its execution.

             b. Review with the independent auditor and senior management, as appropriate, the scope, results and significant findings and recommendations of the annual audit, including: the independent auditor's opinion on the financial statements; the independent auditor's management letter or other recommendations the auditor may have regarding the adequacy and effectiveness of the Company's accounting processes, internal controls and financial reporting standards; the quality of financial and accounting judgments reflected in the financial statements; and management's responses to the recommendations.

             c. Meet with the independent auditor, without management present, to discuss any items of significance and to ensure that the independent auditor has unrestricted access to the Committee.

          5. Review with the independent auditor and management, CoSine's quarterly financial statements prior to SEC filing, and discuss with the independent auditor any items required to be communicated by the independent auditor with respect to interim financial statements in accordance with Statement on Auditing Standards Nos. 61 and 71.

          6. Review before its release the Company's Annual Report to be filed with the Securities and Exchange Commission on Form 10-K, and recommend to the Board of Directors that the audited financial statements be included in the Form 10-K.

          7. Prepare a report for inclusion in the annual Proxy Statement that summarizes the Committee's activities in compliance with the requirements set forth in Item 306 of Regulations S-K and S-B and Item 7(e)(3) of
     Schedule 14A under the Securities and Exchange Act of 1934. The audit committee report, in order to comply with the above-listed rules, must report whether:

             a. The audit committee has reviewed and discussed the audited financial statements with management;

             b. The audit committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61;

             c. The audit committee has received written disclosures from the auditor regarding the auditor's independence required by the Independence Standards Board Standard No. 1, discussed with the auditor the auditor's independence, and considered whether the non-audit services provided by the auditor are compatible with maintaining its independence;

             d. The audit committee, based on its reviews and discussions as described above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

             e. The Company's Board of Directors has adopted a written charter for the audit committee, and if so, included a copy of the charter as an appendix to the proxy statements or information statements at least once every three years; and

             f. Audit committee members are "independent" as defined in the Nasdaq rules, and if not, the reasons for the determination that the non-independent director's membership on the audit committee is in the best interests of the Company and the nature of the Company's relationship with such non-independent director.

          8. Review, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements.

          9. Review related party transactions for potential conflicts of interest.

          10. Oversee compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act.

          11. Report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations, and perform such other duties and functions as may be assigned by the Board of Directors or deemed appropriate by the Committee within the context of this charter.

          12. Review and reassess the adequacy of this charter on an annual basis.

                    ATTACHMENT A TO AUDIT COMMITTEE CHARTER

             NASDAQ REQUIREMENTS REGARDING AUDIT COMMITTEE MEMBERS'
                      INDEPENDENCE AND FINANCIAL EXPERTISE

     To meet Nasdaq rules, each member must satisfy the following tests:

  Independence

     (1) Has not been employed by the corporation or its affiliates in the current or past three years;

     (2) Has not accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

     (3) Does not have an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

     (4) Has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

     (5) Has not been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

  Financial Expertise

     (1) Is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement; and

     (2) At least one member of the Audit Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities

PROXY


                          COSINE COMMUNICATIONS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 18, 2001

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints DEAN E.G. HAMILTON, CRAIG B. COLLINS and JILL A. BRESNAHAN, and each of them, each with full power of substitution as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at the Crown Plaza Hotel, 1221 Chess Drive, Foster City, California 94404, on Monday, June 18, 2001 at 10:00 A.M. Pacific Time and any adjournment or postponement thereof, and to vote all shares of Common Stock held of record by the undersigned at the close of business on April 27, 2001 on the following:

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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                       (FOLD AND DETACH PROXY CARD HERE)

                               FORM OF PROXY CARD
                          COSINE COMMUNICATIONS, INC.

                                                               [ ]  Please mark
                                                                   your votes as
                                                                   indicated in
                                                                   this example:


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                              FOR                   WITHHOLD
ITEM 1. Election of Class I Director -        [ ]                     [ ]
        R. David Spreng


                                              FOR       AGAINST     ABSTAIN
ITEM 2. Ratification of the Appointment of    [ ]         [ ]         [ ]
        Ernst & Young LLP as Independent
        Auditors of CoSine
        Communications, Inc.

In their discretion, the proxies are authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.


Signatures(s)____________________________________________  Date_________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as a corporation, attorney, executor, administrator, trustee or guardian, please give full title as such.

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                       (FOLD AND DETACH PROXY CARD HERE)